As filed with the Securities and Exchange Commission on May 21, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

AGFEED INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	20-2597168
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Rm. A1001-1002, Tower 16
Hengmao Int'l Center
333 S. Guangchang Rd.
Nanchang, Jiangxi Province, PRC 330003
011-86-0791-6669093
(Address, including zip code, and telephone number, of registrant's of principal executive offices)

Mr. Junhong Xiong President and Chief Executive Officer Rm. A1001-1002, Tower 16 Hengmao Int'l Center 333 S. Guangchang Rd. Nanchang, Jiangxi Province China 330003 011-86-0791-6669093	with copies to: Brian S. North, Esq. Buchanan Ingersoll & Rooney PC Two Liberty Place, Suite 3200 50 South 16th Street Philadelphia, PA 19102 (215) 665-8700
(Name, address and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee

Common Stock, par value $.001 per share	3,739,080	$4.165	$15,573,268	$869

(1)
Represents shares of common stock which may be sold by certain selling security holders, including 1,164,822 shares of common stock issuable upon the exercise of warrants issued to the selling security holders. Pursuant to Rule 416 under the Securities Act of 1933, the number of shares registered hereby shall also be deemed to include such indeterminate number of additional shares of common stock that may be issued or have been issued upon exercise of the warrants solely as a result of provisions to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the amount of the registration fee, based on the average of the high and low prices per share of AgFeed Industries, Inc.’s common stock on May 15, 2009, as reported on the Nasdaq Global Market.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated May 21, 2009

PRELIMINARY PROSPECTUS

AGFEED INDUSTRIES, INC.

3,739,080 Shares of
Common Stock

We have prepared this prospectus to allow the persons named in this prospectus under the caption “Selling Stockholders” to offer and sell up to 3,739,080 shares of our common stock. 2,329,645 of these shares were issued by us on May 11, 2009 in a private placement transaction completed prior to the filing of the registration statement of which this prospectus is a part. The remainder of the shares are issuable upon the exercise of common stock purchase warrants, 1,164,822 of which were issued to the purchasers in the private placement transaction and 244,613 of which were issued to the placement agent in conjunction with the private placement transaction.

The selling stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

We are not selling any shares of our common stock in this offering and will not receive any proceeds from this offering. We may receive proceeds on exercise of outstanding warrants for shares of common stock covered by this prospectus. If the warrants are exercised by means of “cashless exercise,” we will not receive any additional proceeds. This prospectus will be used by the selling stockholders to resell their shares of common stock. The initial exercise price of the warrants is $4.50. We will not receive any of the proceeds from the sale of any of the shares covered by this prospectus, other than cash received upon exercise of the warrants.

Our common stock is quoted on the Nasdaq Global Market under the symbol “FEED.” The last reported sale price of our common stock on May 20, 2009 was $4.91 per share.
_________________

An investment in shares of our common stock involves a high degree of risk. You should carefully consider the “Risk Factors” on page 5 before you decide whether to invest in shares of our common stock.
_________________

No other underwriter or other person has been engaged to facilitate the sale of shares of common stock in this offering. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________________, 2009

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	3

SUMMARY	3

FORWARD-LOOKING STATEMENTS	4

RISK FACTORS	5

USE OF PROCEEDS	5

THE OFFERING	5

SELLING STOCKHOLDERS	5

PLAN OF DISTRIBUTION	7

DESCRIPTION OF COMMON STOCK	9

LEGAL MATTERS	10

EXPERTS	10

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	10

WHERE YOU CAN FIND MORE INFORMATION	11

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC. You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We have not authorized the selling stockholders to make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any sale of a security.

We urge you to carefully read this prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information” before buying any of the securities being offered.

Whenever we refer to “AgFeed,” “we,” “our” or “us” in this prospectus, we mean AgFeed Industries, Inc. and its subsidiaries, unless the context indicates otherwise.

SUMMARY

This summary provides a brief overview of the key aspects of this offering. Because it is only a summary, it does not contain all of the detailed information contained elsewhere in this prospectus or in the documents incorporated by reference into this prospectus or included as exhibits to the registration statement that contains this prospectus. Accordingly, you are urged to carefully review this prospectus (including all documents incorporated by reference into this prospectus) in its entirety.

Our Company

We are a Nevada corporation engaged in the animal nutrients and commercial hog producing business in the People's Republic of China ("China" or the “PRC”) through our operating subsidiaries. Our principal executive offices are located at Rm. A1001-1002, Tower 16, Hengmao International Center, 333 S. Guangchang Rd., Nanchang, Jiangxi Province, PRC 330003. Our telephone number is +86-0791-6669093. Our website is http://www.agfeedinc.com.

Our animal nutrients business consists of the research and development, manufacture, marketing and sale of premix feed and blended feed for use in the domestic animal husbandry markets, primarily for hog production in China. Premix is an animal feed additive that is broadly used in commercial animal production worldwide. The use of premix feed can significantly reduce an animal’s growth cycle, enabling the animal to reach market size sooner. We have been in the premix feed business since 1995 and now operate five premix feed manufacturing facilities located in the cities of Nanchang, Shandong, Shanghai, Nanning, and Hainan.

We entered the hog breeding and production business in November 2007. In this business, we mainly produce hogs for slaughter and sell breeding stock. We have one breeder farm and 29 meat hog producing farms in the Jiangxi, Shanghai, Hainan, Guangxi and Fujian provinces.

We were incorporated as Wallace Mountain Resources Corp. on March 30, 2005 in Nevada. Since October 31, 2006, our principal place of business has been based in China. As a result of a merger into a wholly-owned subsidiary, we changed our name to AgFeed Industries, Inc. on November 17, 2006.

Risk Factors

For a discussion of some of the risks you should consider before purchasing shares of our common stock, you are urged to carefully review and consider the section entitled “Risk Factors” on page 5 of this prospectus.

The Offering

Common stock offered by selling stockholders	3,739,080 shares, including up to 1,409,435 shares of common stock issuable upon the exercise of common stock purchase warrants at an initial exercise price of $4.50 per share.

Common stock outstanding and to be outstanding after the offering	40,622,786 shares are currently outstanding. Assuming the exercise of all of the warrants issued in the private placement at the initial exercise price, 42,032,221 shares would be outstanding.

Use of proceeds
We will not receive any proceeds from the sale of the common stock hereunder.  See “Use of Proceeds” for a complete description. However, 1,409,435 of these shares will only be issued upon exercise of warrants.  If all of these warrants are exercised at the initial exercise price, we may receive gross proceeds of up to $6,342.457.50.

Trading Symbol	FEED

The number of shares of common stock to be outstanding after the offering does not take into account:

•
400,000 shares of common stock issuable upon the conversion of convertible notes outstanding as of May 20, 2009, based upon a current conversion price of $5.00 per share, subject to anti-dilution adjustment; and

•	210,000 shares of common stock issuable upon the exercise of stock options outstanding, as of May 20, 2009, with a weighted-average exercise price of $8.415 per share; and

•	4,323,204 shares of common stock initially issuable upon the exercise of warrants outstanding as of May 20, 2009, with a weighted-average exercise price of $2.828 per share.

The selling stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus, including any documents that we incorporate by reference herein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance or are otherwise not historical facts are "forward-looking statements," as that term is defined in Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that involve a number of risks and uncertainties. Forward-looking statements are typically identified by use of terms such as "may," "will," "could," "should," "would," "expect," "plan," "project," "intend," "anticipate," "expect," "believe," "estimate," "predict," "project," "potential," "pursue," "seek," "target" or "continue," the negative of such terms or other comparable terminology, although some forward-looking statements may be expressed differently. Among the factors that could cause actual results to differ materially from those contained in those forward-looking statements are the risks and uncertainties inherent in our business, including, without limitation, economic, competitive, regulatory, technological, key employee, and general business factors affecting our operations, markets, growth, services, products, licenses and other factors listed in the section of this prospectus entitled "Risk Factors" or discussed in our other filings with the SEC.

These forward-looking statements are largely based on our expectations, which reflect estimates and assumptions made by our management. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, our assumptions about future events may prove to be inaccurate.  Accordingly, you should not place undue reliance on these forward-looking statements. We caution all readers that the forward-looking statements contained in this prospectus, including any information incorporated by reference, are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. Before deciding to purchase our securities, you should carefully consider the risk factors incorporated herein by reference, in addition to the other information set forth in this prospectus and in the documents incorporated by reference.

RISK FACTORS

An investment in our securities involves a high degree of risk.  Prior to making a decision about investing in our securities, you should carefully consider the risks described in the section entitled “Risk Factors” contained in our most recent annual report on Form 10-K, which has been filed with the SEC and is incorporated by reference in this prospectus, as well as other information in this prospectus and the documents incorporated by reference herein, before purchasing any of our securities. These risks are not the only risks we face. Additional risks not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks described in our SEC filings or any amendment to this prospectus or any additional risks actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of securities being offered by this prospectus could decline and you might lose all or part of your investment.

USE OF PROCEEDS

Any net proceeds from any sale of shares of our common stock covered by this prospectus will be received by the selling stockholders. We will not receive any proceeds from the sale of shares by the selling stockholders. However, 1,409,435 of these shares will only be issued upon exercise of warrants. If all of these warrants are exercised and their holders do not elect to use cashless exercise provisions of these warrants, then we will receive gross proceeds of $6,342,457.50. For those holders who elect to exercise their warrants using the cashless exercise provisions, we will receive less cash than the exercise price but issue a lower number of shares of common stock upon exercise than we would if they did not elect to use cashless exercise provisions. The amount of cash received and shares issued upon a cashless exercise will vary based on the market price of our common stock on the exercise date of each warrant exercised using cashless exercise provisions. We will use any proceeds we receive in connection with the exercise of warrants for general corporate purposes, which may include reduction or refinancing of debt or other corporate obligations, the financing of capital expenditures, acquisitions or joint ventures.

THE OFFERING

On May 11, 2009, we completed a private placement transaction in which we issued 2,329,645 shares of our common stock and warrants to purchase an additional 1,164,822 shares of common stock for aggregate gross proceeds of approximately $10,000,000.  The terms of the transaction required that we agree to register for public resale the shares of common stock being offered for sale under this prospectus.  Rodman & Renshaw, LLC ("Rodman & Renshaw") acted as placement agent in connection with the private placement of the common stock and warrants.  As compensation for providing such services, Rodman & Renshaw received a cash fee of seven percent (7%) of the gross proceeds, or $700,000, and warrants to purchase up to 244,613 shares of our common stock.  The warrants issued to Rodman & Renshaw have the same terms and are subject to the same limitations as the warrants issued to the selling stockholders.

SELLING STOCKHOLDERS

Of the 3,739,080 shares of our common stock registered for public resale pursuant to this prospectus and listed under the column “Number of Shares to be Sold in the Offering” on the table set forth below, 2,329,645 shares were issued and 1,409,435 are issuable upon exercise of warrants that were issued in connection with our private placement transaction that closed on May 11, 2009.  Rodman & Renshaw is a broker-dealer that received its securities as compensation for providing placement agent services. All of these shares of our common stock are included in this prospectus pursuant to registration rights we granted in the private placement transaction.

The following table presents information as of May 20, 2009 and sets forth the number of shares beneficially owned by each of the selling stockholders as of the date of this prospectus. We are not able to estimate the amount of shares that will be held by each selling stockholder after the completion of this offering because: (1) the selling stockholders may sell less than all of the shares registered under this prospectus; (2) the selling stockholders may exercise less than all of their warrants; and (3) to our knowledge, the selling stockholders currently have no agreements, arrangements or understandings with respect to the sale of any of their shares. The following table assumes that all of the currently outstanding warrants will be exercised into common stock and all of the shares being registered pursuant to this prospectus will be sold. The selling stockholders are not making any representation that any shares covered by this prospectus will be offered for sale. Except as otherwise indicated, based on information provided to us by each selling stockholder, each selling stockholder listed below has sole voting and investment power with respect to their shares of common stock.

Name and Address of Selling Stockholder	Total Shares Owned and Issuable Upon Exercise of Warrants Before the Offering		Number of Shares to be Sold in the Offering		Number of Shares Owned After the Offering*		Percent of Shares of Common Stock Owned After the Offering

Cranshire Capital, L.P. 3100 Dundee Road, Suite 703 Northbrook, IL 60062	2,114,822	(1,2)	1,164,822	(1)	950,000	(2)	2.26%

Hudson Bay Fund LP c/o Hudson Bay Capital Management LP 120 Broadway, 40th Fl. New York, NY 10271	732,837	(3,4)	419,337	(3)	313,500	(4)	** %

Hudson Bay Overseas Fund LTD c/o Hudson Bay Capital Management LP 120 Broadway, 40th Fl. New York, NY 10271	1,381,986	(5,6)	745,486	(5)	636,500	(6)	1.51%

Iroquois Master Fund Ltd. 641 Lexington Ave., 26th Floor New York, NY 10022	1,164,822	(7)	1,164,822	(7)	0		0%

Rodman & Renshaw, LLC 1251 Avenue of The Americas, 20th Fl. New York, NY 10020	544,613	(8,9)	244,613	(8)	300,000	(9)	** %

________________________
*      Assumes that all securities registered in this offering will be sold.

**      Less than 1% of total shares outstanding.

(1)
Includes 388,274 shares issuable upon the exercise of warrants acquired by Cranshire Capital, L.P. ("Cranshire") in connection with the private placement transaction. The warrants are initially exercisable for $4.50 per share.  Downsview Capital, Inc. (“Downsview”) is the general partner of Cranshire and consequently has voting control and investment discretion over securities held by Cranshire. Mitchell P. Kopin (“Mr. Kopin”), President of Downsview, has voting control over Downsview. As a result of the foregoing, each of Mr. Kopin and Downsview may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the shares of common stock beneficially owned by Cranshire. The selling stockholder acquired the securities offered for its own account in the ordinary course of business, and at the time it acquired the securities, it had no agreements, plans or understandings, directly or indirectly to distribute the securities.

(2)
Includes 950,000 shares issuable upon the exercise of warrants previously acquired by Cranshire for its own account in the ordinary course of business.  The warrants are initially exercisable for $2.50 per share, beginning on June 30, 2009.

(3)
Includes 139,779 shares issuable upon the exercise of warrants acquired by Hudson Bay Fund LP ("Hudson Bay") in connection with the private placement transaction. The warrants are initially exercisable for $4.50 per share.  Sander Gerber, Yoav Roth and Charles Winkler share voting and investment power over these securities. Each of Sander Gerber, Yoav Roth and Charles Winkler disclaim beneficial ownership over the securities held by Hudson Bay. The selling stockholder acquired the securities offered for its own account in the ordinary course of business, and at the time it acquired the securities, it had no agreements, plans or understandings, directly or indirectly to distribute the securities.

(4)
Includes 313,500 shares issuable upon the exercise of warrants previously acquired by Hudson Bay for its own account in the ordinary course of business.  The warrants are initially exercisable for $2.50 per share, beginning on June 30, 2009.

(5)
Includes 248,495 shares issuable upon the exercise of warrants acquired by Hudson Bay Overseas Fund LTD ("Hudson Overseas") in connection with the private placement transaction. The warrants are initially exercisable for $4.50 per share.  Sander Gerber, Yoav Roth and Charles Winkler share voting and investment power over these securities. Each of Sander Gerber, Yoav Roth and Charles Winkler disclaim beneficial ownership over the securities held by Hudson Overseas. The selling stockholder acquired the securities offered for its own account in the ordinary course of business, and at the time it acquired the securities, it had no agreements, plans or understandings, directly or indirectly to distribute the securities.

(6)
Includes 636,500 shares issuable upon the exercise of warrants previously acquired by Hudson Overseas for its own account in the ordinary course of business.  The warrants are initially exercisable for $2.50 per share, beginning on June 30, 2009.

(7)
Includes 388,274 shares issuable upon the exercise of warrants acquired by Iroquois Master Fund Ltd. ("Iroquois") in connection with the private placement transaction. The warrants are initially exercisable for $4.50 per share.  Joshua Silverman has voting and investing control over the shares held by Iroquois. Mr. Silverman disclaims beneficial ownership of these shares. The selling stockholder acquired the securities offered for its own account in the ordinary course of business, and at the time it acquired the securities, it had no agreements, plans or understandings, directly or indirectly to distribute the securities.

(8)
Includes 244,613 shares issuable upon the exercise of warrants acquired by Rodman & Renshaw in connection with serving as placement agent for the private placement transaction.  The warrants are initially exercisable for $4.50 per share.

(9)	Includes 300,000 shares issuable upon the exercise of warrants previously acquired by Rodman & Renshaw. The warrants are initially exercisable for $2.50 per share, beginning on June 30, 2009.

PLAN OF DISTRIBUTION

We are registering the shares of our common stock and the shares of our common stock issuable upon exercise of the warrants to permit the resale of these shares of our common stock by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of our common stock, except to the extent of the shares issued upon exercise of warrants. If all of these warrants are exercised and their holders do not elect to use cashless exercise provisions of these warrants, then we will receive gross proceeds of $6,342,457.50. We will bear all fees and expenses incident to our obligation to register the shares of our common stock.

The selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the investor of shares, from the purchaser) in amounts to be negotiated but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares.  The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  The selling stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares of common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person.  We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Rodman & Renshaw, listed as a selling stockholder in this prospectus, is a registered broker-dealer and NASD member firm. Rodman & Renshaw served as our placement agent in connection with the private placement of the shares covered by this prospectus. The registration statement of which this prospectus forms a part includes the shares underlying the warrants issued to Rodman & Renshaw on May 11, 2009 for the services rendered to us in connection with the private placement transaction.  Rodman & Renshaw received also received a cash fee of $700,000 and was reimbursed expenses amounting to $21,688.48.

DESCRIPTION OF COMMON STOCK

General

Our authorized capital stock consists of 75,000,000 shares of common stock, $0.001 par value per share.  As of May 20, 2009, we had 40,622,786 shares of common stock issued and outstanding and held of record by 51 stockholders.

The following description of our common stock summarizes general terms and provisions that apply to our common stock. Since this is only a summary, it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to our articles of incorporation and our bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See "Where You Can Find More Information."

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Holders of our common stock are entitled to receive proportionately any dividends if and when such dividends are declared by our board of directors. Upon the liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights.

Nevada Statutory Restrictions on Business Combinations and Corporate Control

The Nevada Combinations With Interested Stockholders Act (the “Business Combinations Act") may have the effect of delaying or making it more difficult to effect a change in control of AgFeed.  The Business Combinations Act, Sections 78.411 to 78.444 of the Nevada Revised Statutes, restricts the ability of a Nevada “resident domestic corporation” having at least 200 stockholders of record to engage in any “combination” with an “interested stockholder” for three years after the interested stockholder’s date of acquiring the shares that cause the stockholder to become an interested stockholder, unless the combination or the purchase of shares by the interested stockholder is approved by the board of directors before that date. If the combination was not previously approved, the interested stockholder may undertake a combination after the three-year period only if such stockholder receives approval from a majority of the disinterested shares or the offer meets certain fair price criteria.

A “resident domestic corporation” means a Nevada public corporation that has 200 or more stockholders. “Interested stockholder” means any person, other than the resident domestic corporation or its subsidiaries, who is (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation or (b) an affiliate or associate of the resident domestic corporation and at any time within three years immediately before the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the resident domestic corporation. A “combination” is broadly defined and includes, for example, any merger or consolidation of a corporation or any of its subsidiaries with (i) an interested stockholder or (ii) any other corporation that after the merger or consolidation would be an affiliate or associate of the interested stockholder; or any sale, lease, exchange, pledge, transfer or other disposition of assets of the corporation, in one transaction or a series of transactions, to or with an interested stockholder having: (x) an aggregate market value equal to 5% or more of the aggregate market value of the assets of a corporation, (y) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of a corporation, or (z) representing 10% or more of the earning power or net income of a corporation.

The Business Combinations Act does not apply to corporations that so elect in an article amendment approved by a majority of the disinterested shares. Such an article amendment, however, would not become effective for 18 months after its passage and would apply only to stock acquisitions occurring after its effective date. Our articles do not exempt us from the restrictions imposed by the business combination provisions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is StockTrans, Inc.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Holland & Hart LLP, Reno, Nevada.

EXPERTS

The consolidated financial statements incorporated by reference into this prospectus have been so incorporated in reliance upon the reports of Goldman Parks Kurland Mohidin, LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we fill with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering and also between the date of the initial registration statement and prior to effectiveness of the registration statement:

•	Our Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 16, 2009, as amended by Amendment No. 1 on Form 10-K/A, filed on May 5, 2009;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed on May 11, 2009;

•	Our Definitive Proxy Statement filed on Schedule 14A on May 4, 2009;

•
Our Current Reports on Form 8-K filed on January 2, 2009 (which was amended by Amendment No. 1 on Form 8-K/A filed on February 2, 2009), January 26, 2009, March 5, 2009, April 15, 2009, April 17, 2009, May 12, 2009 and May 13, 2009;

•	The description of our common stock contained in our registration statement on Form 8-A filed on August 24, 2007, as amended; and

•	All documents filed by us with the SEC pursuant to the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus and the termination of any offering of securities offered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with the SEC rules.

We will provide without charge to each person to whom a copy of this prospectus has been delivered, upon written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated in this prospectus by reference. Requests for copies should be directed to:

AgFeed Industries, Inc.
Rm. A1001-1002, Tower 16
Hengmao Int'l Center
333 S. Guangchang Rd.
Nanchang, Jiangxi Province, PRC 330003
Attention:  Investor Relations

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file at the SEC's public reference room at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov.

Our Internet address is www.agfeedinc.com. The information on our website is not a part of this prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, and, if given or made, you must not rely upon such information or representations as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information we have included in this prospectus is accurate as of any date other than the date of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference regardless of the time of delivery of this prospectus or of any securities registered hereunder.

AgFeed Industries, Inc.

3,739,080 Shares of
Common Stock

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses (all of which are estimated) to be borne by us in connection with a distribution of securities registered under this Registration Statement.

SEC registration fee	$869.00
Accounting fees and expenses	5,000.00
Legal fees and expenses	10,000.00
Miscellaneous	5,000.00

Total	$20,869.00

Item 15. Indemnification of Directors and Officers.

Unless otherwise provided in the Articles of Incorporation, the corporation shall indemnify any individual made a party to a proceeding because he or she is or was an officer, director, employee or agent of the corporation against liability incurred in the proceeding, all pursuant to and consistent with the provisions of Section 78.751 of the State of Nevada General Corporation Law, as amended from time to time.

The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, but only after receipt by the corporation of an undertaking by or on behalf of the officer or director on terms set by the Board of Directors, to repay the expenses advanced if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

The indemnification permitted herein is intended to be to the fullest extent permissible under the laws of the State of Nevada, and any amendments thereto.

Insofar as indemnification for liabilities arising under the Securities Act may permit for directors, executive officers or persons controlling us pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

ITEM 16. Exhibits.

Exhibit No.	Description
3(i).1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 of AgFeed's Registration Statement on Form SB-2 (Commission File No. 333-126674) filed with the SEC on July 18, 2005)
3(i).2
Articles of Merger dated November 14, 2006 pursuant to which AgFeed Industries, Inc. was merged into Wallace Mountain Resources Corp. and the name of the surviving entity was changed to AgFeed Industries, Inc. (incorporated by reference to Exhibit 3.3 of AgFeed's Registration Statement on Form SB-2 (Commission File No. 333-144131), filed with the SEC on June 28, 2007)

3(ii).1	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of AgFeed's Current Report on Form 8-K (Commission File No. 001-33674) filed with the SEC on May 15, 2007)
4.6
Form of Common Stock Purchase Warrant forming part of units sold and also issued as compensation to placement agent in our May 2009 private placement offering (incorporated by reference to Exhibit 10.3 of AgFeed's Current Report on Form 8-K (Commission File No. 001-33674) filed with the SEC on May 12, 2009)

4.7
Registration Rights Agreement dated as of May 6, 2009 by and between AgFeed and certain institutional investors (incorporated by reference to Exhibit 10.2 of AgFeed's Current Report on Form 8-K (Commission File No. 001-33674) filed with the SEC on May 12, 2009)

10.18
Securities Purchase Agreement, dated May 6, 2009, by and between AgFeed and certain investors named on Exhibit A thereto (incorporated by reference to Exhibit 10.1 of AgFeed's Current Report on Form 8-K (Commission File No. 001-33674) filed with the SEC on May 12, 2009)

5.1	Opinion of Holland & Hart, LLP
23.1	Consent of Holland & Hart, LLP (included in Exhibit 5.1)
23.2	Consent of Goldman Parks Kurland Mohidin, LLP
24.1	Powers of Attorney (included on signature page of this registration statement).

ITEM 17. Undertakings

(a) The undersigned registrant, hereby undertakes:

      (1) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (3) That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

      (a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement, and

      (b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

      (4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

      (b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      (c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      (d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

      (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Nanchang City, Jiangxi Province, China on the 21st day of May, 2009.

AgFeed Industries Inc.

By:	/s/ Junhong Xiong
Junhong Xiong
Chief Executive Officer, President,
Director and Vice Chairman

POWER OF ATTORNEY

KNOW ALL PERSON BY THESE PRESENTS that each individual whose signature appears below constitute and appoints Junhong Xiong and Gerard Daignault, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer), to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, will all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Form S-3 Registration Statement and Power of Attorney was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Junhong Xiong	Director, President, Chief Executive Officer and Vice Chairman	May 21, 2009
Junhong Xiong

/s/ Selina Jin	Chief Financial Officer and Chief Accounting Officer	May 21, 2009
Selina Jin

/s/ Songyan Li	Chairman of the Board and Director	May 21, 2009
Songyan Li

/s/ Lixiang Zhang	Director	May 21, 2009
Lixiang Zhang

/s/ Fredric W. Rittereiser	Director	May 21, 2009
Fredric W. Rittereiser

/s/ Arnold Staloff	Director	May 21, 2009
Arnold Staloff